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Exhibit 99.3

Exhibit L

AMENDMENT NO. 1

TO THE BYLAWS OF LECG CORPORATION

As Adopted August         , 2009

        The undersigned, being the Secretary of LECG Corporation, a Delaware corporation (the "Corporation"), hereby certifies that the Board of Directors of the Corporation approved the following amendments to the Bylaws of the Corporation (the "Bylaws"), effective as of the date, if any, of the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 17, 2009, as may be amended from time to time, by and among the Corporation and the other parties thereto.

        1.     The first paragraph of Article II, Section 2.3, titled "SPECIAL MEETING" is hereby deleted in its entirety and replaced with the following:

    "A special meeting of the stockholders may be called at any time by the board of directors, the chairperson of the board of directors, the chief executive officer or the president, or by the secretary of the corporation following the written request of stockholders (together with such stockholders' affiliates) who hold shares of the corporation's capital stock representing at least twenty percent (20%) of the aggregate voting power of the common stock and all other classes or series of the corporation's capital stock that vote with the common stock as a single class (including the corporation's preferred stock)(calculated on an as-converted basis) entitled to vote at that meeting."

        2.     The first sentence of Article X, titled "AMENDMENTS" is hereby deleted in its entirety and replaced with the following:

    "Any of these bylaws may be altered, amended or repealed by the affirmative vote of a majority of the members of the board of directors, except for Section 2.3, which may only be altered, amended or repealed by the unanimous vote of the board of directors."

By:	Deanne Tully Secretary, LECG Corporation

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  Exhibit 99.3
AMENDMENT NO. 1
TO THE BYLAWS OF LECG CORPORATION
As Adopted August , 2009